Exhibit 99.1

Contact:	Mary Skafidas Investor and Public Relations (212) 521-2788

NEWS RELEASE

LOEWS CORPORATION REPORTS NET INCOME OF

$394 MILLION FOR THE FIRST QUARTER OF 2019

NEW YORK, April 29, 2019—Loews Corporation (NYSE:L) today reported net income of $394 million, or $1.27 per share, for the three months ended March 31, 2019, compared to $293 million, or $0.89 per share, in the prior year period.

Net income for the three months ended March 31, 2019 increased from the prior year period due to higher earnings contributed by CNA Financial Corporation and Boardwalk Pipeline Partners, LP as well as higher parent company net investment income. These increases were partially offset by an income decline at Diamond Offshore Drilling, Inc.

Book value per share increased to $62.31 at March 31, 2019 from $59.34 at December 31, 2018. Book value per share excluding accumulated other comprehensive income (AOCI) increased to $63.59 at March 31, 2019 from $62.16 at December 31, 2018.

CONSOLIDATED HIGHLIGHTS

	Three Months Ended March 31,
	2019	2018
(In millions, except per share data)
Income before net investment gains	$373	$286
Net investment gains	21	7

Net income attributable to Loews Corporation	$394	$293

Net income per share	$1.27	$0.89

	March 31, 2019	December 31, 2018
Book value per share	$62.31	$59.34
Book value per share excluding AOCI	63.59	62.16

CNA’s earnings increased primarily due to higher net investment income and net investment gains. Returns on limited partnership and equity investments drove the increase in net investment income. Earnings in the 2019 period also increased due to a net retroactive reinsurance benefit under the 2010 loss portfolio transfer with National Indemnity as compared to a net retroactive reinsurance charge recorded in the 2018 period. Partially offsetting these increases was lower underwriting income reflecting higher catastrophe losses and lower favorable prior year development.

Diamond Offshore’s results declined due to continuing challenging market conditions. In addition, Diamond Offshore’s net income in 2018 included a benefit from a favorable adjustment to an uncertain tax position recorded at year-end 2017.

Boardwalk Pipeline’s operations improved due to higher earnings from firm transportation contracts mainly due to growth projects recently placed into service, partially offset by contract restructuring and expirations as well as lower storage and parking and lending revenues. The increase in net income contribution in 2019, however, is primarily the result of Loews now owning 100% of the company as compared to 51% in the prior year period.

Loews Hotels & Co’s earnings were consistent with the prior year period as improved operating performance from several owned hotels was offset by pre-opening expenses incurred at hotels under development and a charge related to the planned disposition of a property.

Income generated by the parent company investment portfolio increased primarily due to improved performance from equity securities.

SHARE REPURCHASES

At March 31, 2019, there were 305.5 million shares of Loews common stock outstanding. For the three months ended March 31, 2019, the Company repurchased 6.8 million shares of its common stock at an aggregate cost of $322 million. From April 1, 2019 to April 26, 2019, the Company repurchased an additional 1.0 million shares of its common stock at an aggregate cost of $47 million. Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

CONFERENCE CALLS

A conference call to discuss the first quarter results of Loews Corporation has been scheduled for today at 11:00 a.m. ET. A live webcast will be available at www.loews.com. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 7598819. An online replay will also be available at www.loews.com following the call.

A conference call to discuss the first quarter results of CNA has been scheduled for today at 10:00 a.m. ET. A live webcast will be available via the Investor Relations section of www.cna.com. Those interested in participating in the question and answer session should dial (800) 289-0571, or for international callers, (720) 543-0206.

A conference call to discuss the first quarter results of Diamond Offshore has been scheduled for today at 9:00 a.m. ET. A live webcast will be available at www.diamondoffshore.com. Those interested in participating in the question and answer session should dial (844) 492-6043, or for international callers, (478) 219-0839. The conference ID number is 4057043.

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ABOUT LOEWS CORPORATION

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality and packaging industries. Our subsidiaries are: CNA Financial Corporation (NYSE: CNA), Diamond Offshore Drilling, Inc. (NYSE: DO), Boardwalk Pipeline Partners LP, Loews Hotels & Co and Consolidated Container Company LLC. Investors are encouraged to view the subsidiary virtual investor presentations found in the ‘Events & Presentations’ section of ir.loews.com for an in-depth strategic review of each company. For more information please visit www.loews.com.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries

Selected Financial Information

	Three Months Ended March 31,
(In millions)	2019	2018
Revenues:
CNA Financial (a)	$2,695	$2,535
Diamond Offshore	236	299
Boardwalk Pipeline	346	337
Loews Hotels & Co	180	183
Investment income and other (b)	300	227

Total	$3,757	$3,581

Income (Loss) Before Income Tax:
CNA Financial (a) (c)	$418	$347
Diamond Offshore	(77)	(25)
Boardwalk Pipeline	106	95
Loews Hotels & Co	19	20
Corporate: (d)
Investment income, net	84	14
Other	(42)	(46)

Total	$508	$405

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (c)	$305	$261
Diamond Offshore (e)	(37)	10
Boardwalk Pipeline	79	36
Loews Hotels & Co	13	13
Corporate: (d)
Investment income, net	67	11
Other	(33)	(38)

Net income attributable to Loews Corporation	$394	$293

(a)	Includes investment gains of $31 million and $9 million ($21 million and $7 million after tax and noncontrolling interests) for the three months ended March 31, 2019 and 2018.
(b)	Includes parent company investment income and the financial results of Consolidated Container.
(c)

Includes a gain of $22 million ($16 million after tax and noncontrolling interests) and a loss of $40 million ($28 million after tax and noncontrolling interests) for the three months ended March 31, 2019 and 2018 related to the 2010 retroactive reinsurance agreement to cede CNA’s legacy asbestos and environmental pollution liabilities.

(d)	The Corporate segment consists of investment income from the parent company’s cash and investments, interest expense, other unallocated expenses and the financial results of Consolidated Container.
(e)

Includes a $43 million ($23 million after noncontrolling interests) favorable adjustment to an uncertain tax position recorded by Diamond Offshore at year-end 2017 for the three months ended March 31, 2018.

Loews Corporation and Subsidiaries

Consolidated Financial Review

	Three Months Ended March 31,
(In millions, except per share data)	2019	2018
Revenues:
Insurance premiums	$1,803	$1,785
Net investment income	657	506
Investment gains	31	9
Operating revenues and other	1,266	1,281

Total	3,757	3,581

Expenses:
Insurance claims and policyholders’ benefits	1,357	1,339
Operating expenses and other	1,892	1,837

Total	3,249	3,176

Income before income tax	508	405
Income tax expense	(112)	(25)

Net income	396	380
Amounts attributable to noncontrolling interests	(2)	(87)

Net income attributable to Loews Corporation	$394	$293

Net income per share attributable to Loews Corporation	$1.27	$0.89

Weighted average number of shares	310.36	328.72